Exhibit 4.3
AMENDMENT NO. 2 TO
RECEIVABLES SALE AGREEMENT
     THIS AMENDMENT NO. 2 TO RECEIVABLES SALE AGREEMENT, dated as of as of August 10, 2006 (this “Amendment”), is among GE Commercial Distribution Finance Corporation, a Delaware corporation (“CDF”), as a seller, Brunswick Acceptance Company, LLC, a Delaware limited liability company, as a seller (“BAC”), General Electric Capital Corporation, a Delaware corporation (“GECC”), and CDF Funding, Inc., a Delaware corporation, as buyer (the “Buyer”).
BACKGROUND
     CDF, BAC and the Buyer are parties to a receivables sale agreement, dated as of August 12, 2004 (as amended, modified or supplemented, the “Receivables Sale Agreement”) among CDF, BAC and the Buyer. GECC desires to become a party to the Agreement as a “Seller”. All of the parties hereto desire to amend the Receivables Sale Agreement as set forth herein.
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     SECTION 1. Definitions. Capitalized terms defined in the Receivables Sale Agreement and used but not otherwise defined herein have the meanings given to them in the Receivables Sale Agreement.
     SECTION 2. Amendments to the Receivables Sale Agreement. The Receivables Sale Agreement is hereby amended as set forth in this Section 2.
     (a) Section 1.1. Section 1.1 of the Receivables Sale Agreement is hereby amended by:
          (i) amending the definition of “Wholesale Financing Agreement” by inserting the words “inventory, including” immediately preceding the phrase “Products purchased by such Dealer” therein; and
          (ii) amending the definition of “Servicing Agreement” to read in its entirety as follows:
     “Servicing Agreement” means the Amended and Restated Servicing Agreement, dated as of June 30, 2006, between the Master Servicer and the Issuer.”.
     (b) Section 7.1. Section 7.1 of the Receivables Sale Agreement is hereby amended (i) by deleting (x) the reference therein to Transamerica Commercial Finance Corporation and (y) the notice information for Transamerica Commercial Finance Corporation therein, and (ii) by inserting the following in replacement thereof:

1	Amendment No. 2 to Receivables Sale Agreement

General Electric Capital Corporation
c/o GE Capital Solutions, Transportation Finance
300 E. John Carpenter Freeway
Irving, Texas 75062
Attention:        Capital Markets Manager
Telephone:      (469) 586-2000
Facsimile:         (469) 586-2027
     (c) New Seller. The Receivables Sale Agreement is hereby amended by adding GECC as a Seller party thereto.
     SECTION 3. Representations and Warranties. In order to induce the parties hereto to enter into this Amendment, each of the parties hereto represents and warrants unto the other parties hereto as set forth in this Section 3:
     (a) Due Authorization, Non Contravention, etc. The execution, delivery and performance by such party of the Amendment are within its powers, have been duly authorized by all necessary action, and do not (i) contravene its organizational documents; or (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting it; and
     (b) Validity, etc. This Amendment constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and general equitable principles.
     SECTION 4. Binding Effect; Ratification.
     (a) This Amendment shall become effective, as of the date first set forth above, when counterparts hereof shall have been executed and delivered by the parties hereto, and thereafter shall be binding on the parties hereto and their respective successors and assigns.
     (b) The Receivables Sale Agreement, as amended hereby, remains in full force and effect. Any reference to the Receivables Sale Agreement from and after the date hereof shall be deemed to refer to the Receivables Sale Agreement as amended hereby, unless otherwise expressly stated.
     (c) Except as expressly amended hereby, the Receivables Sale Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.
     SECTION 5. Reaffirmation of Originator Performance Guaranty. GECC, in its capacity as performance guarantor (“Performance Guarantor”) under the Originator Performance Guaranty dated as of August 12, 2004 (the “Originator Performance Guaranty”), taking into account this Amendment, the previous amendment to the Receivables Sale Agreement, and the

2	Amendment No. 2 to Receivables Sale Agreement

Receivables Sale Agreement as previously amended and as amended by this Amendment, hereby reaffirms and ratifies all of its obligations under the Originator Performance Guaranty.
     SECTION 6. Miscellaneous.
     (a) THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.
     (b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIM OR DISPUTES BETWEEN THEM PERTAINING TO THIS AMENDMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AMENDMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEAL FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 7.1 OF THE RECEIVABLES SALE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
     (c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY

3	Amendment No. 2 to Receivables Sale Agreement

JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     (d) Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment or any provision hereof.
     (e) This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     (f) Executed counterparts of this Amendment may be delivered electronically.
[SIGNATURES FOLLOW]

4	Amendment No. 2 to Receivables Sale Agreement

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

GE COMMERCIAL DISTRIBUTION FINANCE
CORPORATION, as a Seller

By:	/s/Walter D. Bay
Name:	Walter D. Bay
Title:	Vice President and Secretary

S-1	Amendment No. 2 to Receivables Sale Agreement

BRUNSWICK ACCEPTANCE COMPANY, LLC
as a Seller

By:	/s/John E. Peak
Name:	John E. Peak
Title:	Management Committee Member

S-2	Amendment No. 2 to Receivables Sale Agreement

GENERAL ELECTRIC CAPITAL CORPORATION,
as a Seller and as the Performance Guarantor

By:	/s/Boyd Feltman
Name:	Boyd Feltman
Title:	CFO

S-3	Amendment No. 2 to Receivables Sale Agreement

CDF FUNDING, INC., as the Buyer
By:	/s/Margaret Fritz
Name:	Margaret Fritz
Title:	Vice President

S-4